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                                                                   Exhibit 3.1.1

                            CERTIFICATE OF FORMATION

                                       OF

                           TRUMP CASINO HOLDINGS, LLC

          This undersigned, an authorized person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the Delaware Limited Liability Company Act (Del. Code. Ann. tit. 6 Sections 18-101, et seq.) (the "Act"), hereby certifies that:

     1. The name of the limited liability company hereby formed under the Act is TRUMP CASINO HOLDINGS, LLC (the "Company").

     2. The address of the registered office of the Company in the State of Delaware is:

                        c/o Corporation Service Company
                        2711 Centerville Road, Suite 400
                        Wilmington, DE 19808

     3. The name and address of the registered agent of the Company for service of process is:

                        Corporation Service Company
                        2711 Centerville Road, Suite 400
                        Wilmington, DE 19808

          IN WITNESS WHEREOF, the below named duly authorized person has executed this Certificate of Formation this 24th day of April, 2002.

                                                   /s/ Theodore LaPier
                                                   ----------------------------
                                                   Theodore LaPier
                                                   Authorized Person